UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020
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Twin River Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38850		20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Westminster Street	Providence,	RI	02903
(Address of principal executive offices)			(Zip Code)
(401) 475-8474
(Registrant’s telephone number, including area code)
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Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	TRWH	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On October 6, 2020, Twin River Worldwide Holdings, Inc. (the “Company”) commenced an offering (the “Offering”) of $125 million aggregate principal amount of its 6.750% senior notes due 2027 (the “New Notes”) in a private offering. The New Notes will be issued under the indenture, dated as of May 10, 2019, as an additional issuance of the Company’s existing $400 million in aggregate principal amount of 6.750% senior notes due 2027 (the “Initial Notes”). The New Notes, other than with respect to the date of issuance and issue price, will be identical to the Initial Notes.

On October 6, 2020, the Company issued a press release announcing the Offering and the preliminary estimated financial results of the Company for the nine months ended September 30, 2020, which is attached hereto as Exhibit 99.1.

In connection with the Offering, the Company provided potential investors with a preliminary offering memorandum dated October 6, 2020 (the “Offering Memorandum”). The Company is furnishing the attached Exhibit 99.2 to disclose summary unaudited pro forma condensed combined financial data which was included in the Offering Memorandum. Since not all of the information contained in the Offering Memorandum is included therein, certain cross references and defined terms may not appear in Exhibit 99.2.

This report does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or an offer, solicitation or sale of the New Notes in any jurisdiction in which such offering, solicitation or sale would be unlawful. The New Notes have not been registered under the Securities Act of 1933, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02. Results of Operation and Financial Condition” above.

The Company is furnishing Exhibits 99.3 and 99.4, and will incorporate such information by reference into the Offering Memorandum.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3, and 99.4, is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference into any filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 6, 2020
99.2	Summary Unaudited Pro Forma Condensed Combined Financial Data
99.3	Unaudited Combined Financial Statements of IOC-Kansas City, Inc. and Rainbow Casino-Vicksburg Partnership, L.P. as of and for the six months ended June 30, 2020 and the notes related thereto
99.4
Unaudited Pro Forma Combined Balance Sheet of Twin River Worldwide Holdings, Inc. as of June 30, 2020 and Unaudited Pro Forma Combined Statements of Income of Twin River Worldwide Holdings, Inc. for the year ended December 31, 2019 and the six months ended June 30, 2020, in each case giving pro forma effect to the Company’s acquisition of all the outstanding equity securities of IOC-Kansas City, Inc. and Rainbow Casino-Vicksburg Partnership, L.P. and the notes related thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: October 6, 2020